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EXHIBIT 5.1

                         (Richardson & Patel Letterhead)

                                 January 23, 2004

netGuru, Inc.
22700 Savi Ranch Parkway
Yorba Linda, California 92887

         Re:      Registration Statement on Form S-3
                  (Registration Statement No. 333-     )
                  Covering 2,778,846 Shares of Common Stock
                  -----------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for netGuru, Inc., a Delaware corporation ("netGuru"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by netGuru with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public resale by certain selling security holders (collectively, the "Selling Shareholders") of up to 2,778,846 shares of common stock, par value $0.01 per share ("Common Stock"), such Registration Statement filed on or about January 23, 2004.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) netGuru's Certificate of Incorporation, as amended; (c) netGuru's Bylaws; (d) certain records of netGuru's corporate proceedings as reflected in its minute books; and
(e) such statutes, records and other documents as we have deemed relevant.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the original documents of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that, upon completion of the proceedings being taken or contemplated by the Company or us, as your counsel, the shares to be sold by the Selling Shareholders, when issued and sold in the manner described in the Registration Statement, in accordance with the resolutions adopted by the Board of Directors of the Company and in accordance with the applicable agreements and charter documents of the Company, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission.

                                                     Very truly yours,

                                                     /S/ RICHARDSON & PATEL LLP